Exhibit 4.3

Ocean Engine Customer Service Tel.: 400-618-1518

Ocean Engine Agent Data Promotion Business Cooperation Agreement

Contract No.: CONT20231123616833

Party A: Xiamen Jinri Toutiao Information Technology Co., Ltd.

Address: 3F-A1176, Area C, Innovation Building, No.3 Siming Software Park, Phase I of Software Park, Torch High-tech Zone, Xiamen

Contact: He Ning

Tel.:

Contact E-mail:

Mailing address: 3F-A1176, Area C, Innovation Building, No.3 Siming Software Park, Phase I of Software Park, Torch High-tech Zone, Xiamen

(The E-mail address of Party A’s contact person or that with the suffix @bytedance.com stipulated herein are valid E-mail address for Party A to send and receive notices)

Party B 1: Beijing Baosheng Technology Co., Ltd.

Address:

Contact: Zhan Wentong

Tel.:

WeChat:

Contact E-mail:

Mailing address: 5F East, Building 8, Xishanhui, Shijingshan District, Beijing

(The E-mail address of Party B’s contact person or that with the suffix @bsacme.com stipulated herein are valid E-mail address for Party B to send and receive notices)

Party B 2: Beijing Baosheng Network Technology Co., Ltd.

Address:

Contact: Zhan Wentong

Tel.:

WeChat:

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Contact E-mail:

Mailing address: 5F East, Building 8, Xishanhui, Shijingshan District, Beijing

(The E-mail address of Party B’s contact person or that with the suffix @bsacme.com stipulated herein are valid E-mail address for Party B to send and receive notices)

Beijing Baosheng Technology Co., Ltd. and Beijing Baosheng Network Technology Co., Ltd. are collectively referred to as Party B hereunder, and Beijing Baosheng Technology Co., Ltd. and Beijing Baosheng Network Technology Co., Ltd. shall bear joint and several liabilities to Party A for the performance of the Agreement.

Party A and Party B have signed the Agreement after friendly negotiation in accordance with the current effective laws, regulations, rules and regulations and national standards of the People’s Republic of China, regarding Party B’s entrustment of Party A to provide data promotion services to customers represented by Party B. The Ocean Engine Ark Platform Service Agreement (https://lf3-cdn-tos.draftstatic.com/obj/ies-hotsoon-draft/agent_web/user_protocol.htmlweb, hereinafter referred to as the “Online Agreement”) confirmed by Party B on the Ocean Engine Ark Platform and other related agreements that may be issued by the data promotion platform on the Ocean Engine data promotion service, platform rules, policies, specifications, service usage rules, notices, etc. are all part of the Agreement. The data promotion platform has the right to update the aforementioned agreements, rules, notices and content from time to time, and will notify Party B through web-page announcements, on-site letters, E-mails, telephone calls or letters. Such notices are deemed to have been delivered to Party B and become binding on Party B.

Part I Terms of Service

Article 1 Cooperation Matters and Definitions

1. Party B entrusts Party A to provide data promotion services for the customers represented by Party B in accordance with the Agreement, and therefore pays Party A the agreed data promotion fees.

2. Party A authorizes Party B to be a comprehensive agent in the country, except for the scope of local industry advantages, automobile manufacturers, automobile dealers, and real estate developers (Party A has the right to unilaterally adjust and change the scope and period of Party B’s agency, and the details are subject to Party A’s notice). During the agency period

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(the cooperation period of the Agreement), Party B may only act as an agent for data promotion services within the scope authorized by Party A, and may not have customer conflicts with the advantageous agents of Party A and its affiliates involved in business in this region. Regardless of any legal relationship formed or existing between Party B and the customer it represents, Party B shall sign corresponding agreements with the customer it represents in its own name and directly enjoy rights and obligations as a party hereto. Party B shall clearly agree with the customers it represent on their respective scope of work, specific service items, service standards, and other related matters. Party B shall not refuse to perform the Agreement for any reason between Party B and its customer. In case of any disputes arising from Party B’s violation of the agreement signed with the customer or the unclear agreement with the customer, Party B shall resolve it with the customer by itself.

3. Data promotion platform: Refers to the Ocean Engine Ark Platform (web.: https://agent.oceanengine.com/), Ocean Advertising Platform (including customer applications and websites) legally operated by Party A or Party A’s affiliates, web.: https://ad.oceanengine.com/) and platforms used to provide specific types of data promotion and related services and functions, which may provide services such as data promotion, cost statistics, data query, analysis, and material management (subject to the actual provision of the platform).

4. Ocean Engine Ark Platform: Refers to the service and management platform legally operated by Party A or Party A’s affiliates, which may provide services such as contract signing, customer follow-up, business process, optimized delivery, and intelligent data analysis (specifically based on the actual situation of the platform provided), hereinafter referred to as “Ark Platform”.

5. Platform rules: Refer to various normative documents that have been issued or may be issued in the future on the promotion platform, flow network platform, Ocean Engine workbench and subsequent related platforms (hereinafter referred to as “platforms”), including but not limited to the agreements, rules, specifications, notices, policies, announcements, etc. that Party B and Party B’s agency customers must abide by to use the relevant services and functions hereunder. If there is any change in the name, operating entity and website/domain

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name of each platform hereunder, the notice at that time shall prevail and the change will not affect the validity of the Agreement.

6. Restrictive measures: Refer to the restrictive measures taken by each platform on part or all of the accounts of Party B and Party B’s agency customers, and their related parties in accordance with the Agreement, Online Agreement, platform rules or relevant laws and regulations, including but not limited to closing accounts; restrictions on opening accounts; freezing the cash balance and preferential rights and interests in the accounts (including grants, convert payment, coupons, etc.); restrictions on participation in various activities organized by various platforms; restricting data promotion and delivery (including restricting promotional content, promotion display, promotion goals and objects, etc.); limiting the issuance of rebates and incentives; intercept refunds; other restrictions on data promotion functions and service use.

7. Party B’s products or promotional products refer to the commodities, services or any other legal publicity objects (including but not limited to brands, direct broadcasting rooms, stores, websites, APP products, etc.) promoted by Party B’s agency customers. Party B guarantees that Party B and its customers enjoy the legal rights or full authorizations required to perform the Agreement, including but not limited to copyrights, trademark rights, portrait rights, etc. for data promotion.

8. Performance: Refers to the business behavior related to the promotion product and the link behavior after the data promotion, specifically, after the user browses and clicks on the promotional content, Party B’s customers and/or the related party of Party B’s customers provides the product or service to the user.; all behaviors such as marketing, transactions and after-sales.

9. Flow network platform: Party B may make corresponding selections, settings or operations according to the platform rules and guidelines, and may also display its content materials on Party A’s affiliates’ customer applications, websites, applets, and other partner network platforms, applications, etc. (hereinafter referred to as “flow network platform”), related pages, interfaces or locations through the data promotion services provided by Party A in the manner agreed herein and/or use and enjoy corresponding services and functions.

10. Data promotion services, including one or a combination of the following methods:

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(1) Publish promotional content for Party B’s products in the form of text, pictures, audio, video, live broadcast, etc. on the flow network platform;

(2) Party B provides content that describes, introduces or promotes Party B’s products, with text as the main form of expression, and publishes it on the flow network platform;

(3) Party B provides the network/download link address and publishes it on the flow network platform. Users of the flow network platform may click on the link to jump to the corresponding page to view information or purchase/use specific services, commodities or download APP products. Party B shall ensure the legality of the landing page targeted by the jump link and its content, products and qualifications;

(4) Paid search services for the promotion of commodities, services or other publicity objects;

(5) Other data promotion services that may be used to promote Party B’s products.

Party B understands and confirms that the data promotion services hereunder, whether Party B places an order and confirms it through offline methods such as E-mails, or operates and executes it online through Party B and Party B’s customer account, shall abide by the provisions of the Agreement, and Party B shall bear the responsibility and pay the corresponding fees in accordance with the Agreement.

11. Promotional content or content materials: Refer to the keyword information and website information submitted by Party B or its customers; information content which Party B or its customers design and produce by themselves or entrust others to design and produce with valid authorization to display Party B’s products; information content submitted and displayed by Party B when he uses the service-related functions of the Agreement, including but not limited to text, pictures, flash, audio, video, live broadcast and other forms of content and images, portraits, names, logos, all components such as trademarks, brands, music, sound, lines, visual design, etc., and the content materials include the landing page itself.

12. Landing page: Refers to the page targeted by the link contained in the content material, that is, the page that the user jumps to or redirects after clicking the content material.

13. Creative optimization function refers to the following functions that data promotion platform provides for Party B’s content materials:

(1) Live high-quality clip editing function. When promoting the direct broadcasting room, the live content (including but not limited to text, pictures, audio, live video and other forms of

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content and image, portrait, name, logo, trademark, brand, music, sound, lines, visual design and other components contained therein) may be intelligently edited (including but not limited to selection, alternation, break-up, grouping) and processed (including but not limited to adding subtitles, music, pictures, videos) to form high-quality clips for promoting the direct broadcasting room to which the live content belongs);

(2) Dynamic creative function. This function dynamically optimizes Party B’s promotional content according to search keywords and population characteristics, including but not limited to adjusting promotional content, titles and genres, intelligently displaying creative components and short video interactive data, and enabling the live high-quality clip editing function;

(3) Programmatic creative functions. Intelligent splicing, combination and dynamic optimization according to Party B’s titles, pictures, videos and other promotional content;

(4) Creative derivation function. According to the content materials of Party B, intelligently generate ideas to enrich the promotional content.

14. self-produced programs and specific activities: Refers to videos, micro-short dramas, film and television dramas, variety shows that are filmed, produced and produced by Party A and/or Party A’s affiliates themselves or by a third party entrusted, or to which commercial content shows, sports events or live live parties, etc. may be implanted.

15. Ocean Engine account refers to account generated by Party B’s customer synchronously via authorized login method of using E-mail, mobile phone number or third-party account, on each business platform connected to the Ocean Engine account system (the list of business platforms is subject to the announcement on the Ocean Engine workbench) when they registers an account, which may be used to access and log in to various business platforms connected to the Ocean Engine account system.

16. Ocean Engine Workbench refers to a comprehensive platform that provides full-link business activity management, operation and technical service support for Ocean Engine account users (web.: https://business.oceanengine.com/). The engine workbench may be used to realize functions such as cross-account coordination, role-by-role authorization, and multi-scenario marketing; and through this workbench, you may query and configure permissions, operate assets and funds, and analyze the data of all products.

Article 2 Cooperation Period

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1. The cooperation period between Party A and Party B is: from January 1, 2024 to December 31, 2024. After the above cooperation period expires, the data promotion services hereunder will be terminated. If the Agreement is rescinded or terminated in advance, the above cooperation period ends on the date of early rescission/termination.

2. If after the expiration of the cooperation period of the Agreement, there is still a cash balance (referred to as the “cash balance”) in the accounts of Party B and its customers that has been prepaid and recharged but has not been released and consumed, and Party B chooses to continue to use it, the cash balance may only be used for bidding data promotion within three natural months after the expiration of the cooperation period of the Agreement (hereinafter referred to as the “extension period”), and the data promotion during the extension period shall still follow the Agreement, unless otherwise agreed by the parties; After the extension period expires, Party A and the data promotion platform have the right to close the accounts and account permissions of Party B and its customers. After the expiration of the cooperation period of the Agreement, Party B is not allowed to renew and recharge hereunder, and may only consume the aforementioned cash balance during the extension period. The consumption incurred after the expiration of the cooperation period of the Agreement and the consumption during the extension period may not be used for rebates, incentives and other similar preferential policies.

Article 3 Data Promotion Methods

1. Non-bidding data promotion

(1) Non-bidding data promotion includes but is not limited to CPT (Cost Per Time), CPM guaranteed delivery, CPV guaranteed delivery, special project resource packages (such as: self-produced programs and specific activities data promotion) and other non-standard resources, etc. placement.

(2) For non-bidding data promotion, the Data Promotion Order (hereinafter referred to as the “Order”) signed by Party A and Party B before the data promotion or confirmed through the valid mailbox and data promotion platform agreed herein shall prevail to specify the specific time, location, price and other elements of data promotion. If Party B issues an order through the mailbox or data promotion platform, this order is deemed to be Party B’s true expression of intention, and has legal effect and binding force on Party B. The order will take effect

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after Party A confirms it with the valid mailbox agreed herein or place an order on the data promotion platform. Party B understands and confirms that Party A will log in to the data promotion background and Party B’ and its customers’ accounts by itself or entrust a third party to log in this platform to view and perform corresponding operations according to the order agreement, and confirm the relevant Online Agreement and rules on behalf of Party B for the use of some functions, so as to realize the promotion and delivery of non-bidding data.

(3) After the order is successfully placed, Party A has locked up the inventory for Party B and reserved corresponding resources. If there are non-data promotion platform reasons and non-Party A’s reasons that affect normal, timely and continuous delivery, the resource waste will be caused, and Party B shall still pay the corresponding data promotion fees according to the order agreement and Party A shall not bear any responsibility. The aforementioned situations include but are not limited to the following: where Party B fails to upload content materials in a timely manner; where Party B’s content materials/data promotion plan fails to pass the review; where Party B’s content materials/data promotion plan violates laws, regulations and platform rules, resulting in the plan being offline; where Party B’s/Party B’s customers’ account is abnormal (including but not limited to account being suspended and unable to be released, account qualification expiring, not uploaded or changed, or other abnormal situations where restrictive measures are taken according to platform rules; where the products promoted by Party B are not in normal display status; where Party B’s operation leads to suspension of delivery (including re-submission triggered by mid-delivery editing, modification of accounts of flow network platform for promotion, authorization and cooperation, modification of promoted products, self-suspension, etc.), and other non-data promotion platforms and non-Party A reasons for Party B’s data promotion plan to be suspended, interrupted, terminated, and unable to be launched in a timely and continuous manner.

(4) During the cooperation period of the Agreement, if Party B changes the effective order, it shall notify Party A 30 days in advance for confirmation of Party A. The parties shall sign or confirm the changed order separately; otherwise, it shall be deemed that the order has not

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been changed, and Party A and Party B shall still execute and settle according to the effective order before such change. If Party B changes the order confirmed on the data promotion platform, it shall be implemented in accordance with the rules and requirements of the data promotion platform.

2. Bidding data promotion: including but not limited to CPM (oCPM) (charged according to advertising display), CPC (charged according to advertising click) and other bidding placements, Party B shall promote data through online bidding in accordance with the data promotion platform rules and delivery operation guidelines, and once Party B’s bidding meets the transaction conditions of this service, Party B’s promotional content will be displayed in an independent or aggregated form in a specific location and in a specific way according to the continuously optimized delivery model of the data promotion platform.

3. Party B understands and confirms that if Party B has selected the preferred media or scenario on the data promotion platform, Party B’s promotional content will be mainly released according to the media or scenario selected by Party B. If there are multiple preferred media or scenarios, due to content materials, platform rules, bidding strategies and other factors, some media or scenarios may not be released; then, to provide better data promotion services to Party B, the data promotion platform may optimize the content and format of Party B’s promotional content and intelligently expand it to other flow scenarios.

4. Based on legal and regulatory requirements, platform risk control requirements, platform rule adjustments, user rights protection and experience improvement, optimization of data promotion services, etc., and based on continuously optimized delivery models and strategies, Party B confirms and authorizes the data promotion platform to adjust and optimize content materials, size and format requirements, delivery location and form, data promotion methods, etc. from time to time. The optimization includes but is not limited to adding anchors, marketing components, logos or signs, aggregating and displaying content materials with other customers, or opening all or part of creative optimization functions, and the details are subject to the actual implementation of the data promotion platform. If the content material does not have or lacks a degree of matching and/or correlation with specific data promotion service attributes, Party B

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authorizes Party A and the data promotion platform to properly edit and replace Party B’s content material for adaptation and display.

5. Special agreement on the promotion of self-produced programs and specific activities data

(1) If Party B displays and promotes content materials and enjoys corresponding rights and interests in self-produced programs and specific activities, the corresponding rights and interests of Party B will be reflected in the self-produced programs and specific activities (the specific rights and interests are subject to the confirmation of the parties), and the form of rights and interests shall be based on the final form of expression in the self-produced programs and specific activities. After the expiration of the data promotion period, Party A has the right to take Party B’s content materials and rights offline or replace them. Unless otherwise agreed by the parties, all intellectual property rights related to self-produced programs and specific activities belong to Party A or Party A’s affiliates. Without Party A’s written consent, Party B may not use the self-produced programs and specific activities or authorize or transfer to any third party; otherwise, Party A and its affiliates shall be liable for compensation for all losses caused by this.

(2) Party B has the right and hereby irrevocably authorizes Party A and its affiliates to use Party B’s content materials in programs and specific activities, programs and specific activities promotion and flow network platform promotion activities on a global, non-exclusive and sub-licensable basis. Party A and its affiliates have the right to modify, reproduce, adapt, translate, compile or produce derivative products of the corresponding content. Party A shall use the content materials provided by Party B according to the purpose and use agreed by the parties, and shall not abuse or infringe on Party B’s legitimate interests or belittle Party B’s image.

(3) Party B understands and confirms that if any of Party B’s rights and interests such as adjustment of self-produced program scheduling, inability to broadcast, suspension or postponement of specific activities and launch may not be realized due to any other reasons than Party A’s reasons or factors beyond Party A’s control, the above shall not be deemed as Party A’s breach of the Contract, and Party A will not bear any liability for compensation to Party B (including but not limited to compensation for errors and omissions and compensation for losses, etc.), and the actual expenses incurred by the

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parties according to the part performed under the corresponding order (including but not limited to the consideration for rights and resources used by Party B, etc.) shall be settled according to the facts, and the production expenses actually invested by Party A shall be negotiated and handled by Party A and Party B by signing a supplementary agreement.

(4) Uncontrollable factors include but are not limited to: the programs, columns and specific activities involved in the project have not been approved, filed or permitted by the relevant government authorities, or the applicable laws, policies or government regulatory requirements have changed and adjusted during the cooperation period, or there is suspension or postponement of sports events and evening parties due to force majeure, social public events, government requirements or regulations, etc., causing programs, columns and specific activities may not be launched, postponed, modified or postponed, and still may not obtain administrative approval or filing review upon modification and the implementation of project content (including but not limited to hosts, actors, guests, directors, filming environment) needs to be changed; the adjustment of program and project arrangement caused by the broadcast channel of Party A or Party A’s affiliates to broadcast major events or news, live programs, overall revision of equipment maintenance and other reasons.

(5) If offline activities are involved, Party B shall be responsible for the personal and property safety of its personnel, materials, equipment, etc. and cooperate with the on-site management of the event (including but not limited to property, safety, fire protection, epidemic prevention, etc.).

(6) If the data promotion cooperation of self-made programs and specific activities is suspended or terminated in advance due to Party B or its customer, including but not limited to Party B or its customer canceling all or part of the cooperation without authorization, Party B, Party B’s customer and/or Party B and Party B’s customer related personnel (including but not limited to operators, executives, spokespersons) have illegal, negative events or improper behaviors. If Party A judges that the continued cooperation will affect Party A and/or Party A’s Affiliated company reputation, etc., Party B shall pay the promotion expenses corresponding to the rights and resources used before the suspension/termination. At the same time, all the

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production costs of self-made programs and specific activities shall be borne by Party B, and Party B shall be liable for compensation for all losses of Party A and its affiliates.

6. Party B understands and confirms that the results and effects of data promotion are affected by various factors, including but not limited to status of Party B’s Products, quality of Content Materials, Party B’s operation and performance and changes in external competitive environment. However, no matter what data promotion method and billing method are adopted, Party A and platforms do not make any express or implied commitment to Party B and its customers on the promotion effect of services hereunder and the sales volume, operating performance and investment income of Party B’s Products.

Article 4 Data Promotion Service Fees

1. In order to ensure the continuous use of relevant services under the Agreement, Party B shall renew the fees in a timely manner. If Party B’s data promotional content goes offline due to Party B’s failure to renew the fees in time, Party A shall not bear any responsibility and reserves the right to terminate the Agreement.

2. Billing method

According to the specific way of data promotion agreed by Party A and Party B, Party B shall settle accounts and pay fees to Party A in corresponding billing methods (including CPT, CPM, CPC and oCPM, etc.); Billing currency: RMB.

3. If there is a prepaid and unconsumed cash balance in the account of Party B and its customer before the signing of the Agreement, Party B confirms that from the cooperation start date agreed in the Agreement, the aforementioned prepaid and unconsumed cash balance will be transferred to the Agreement and shall be treated in accordance with the Agreement.

4. Payment term

(i) In case of bidding data promotion of Party B, Party B shall pay the data promotion service fees within the agreed time limit as follows:

Payment before data promotion (i.e. prepayment): Party B shall pay the promotion service fees to Party A before data promotion. Each natural month is a settlement period. The parties shall timely calculate the promotion service fees incurred in the previous settlement period within each settlement period. Party A shall timely provide Party B with an invoice of the

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same amount upon receipt of the sealed order or Data Promotion Service Fee Statement issued by Party B.

(ii) In case of non-bidding data promotion of Party B, Party B shall pay the data promotion service fees within the agreed time limit as follows:

Payment before data promotion (i.e. prepayment): Party B shall pay the promotion service fees to Party A before data promotion. Each natural month is a settlement period. The parties shall timely calculate the promotion service fees incurred in the previous settlement period within each settlement period. Party A shall timely provide Party B with an invoice of the same amount upon receipt of the sealed order or Data Promotion Service Fee Statement issued by Party B.

Party B understands and confirms that Party A has the right to adjust the payment term agreed herein for the non-bidding data promotion including Special Project Resource Package, and the adjusted payment term and method shall be subject to the supplementary agreement signed by the parties or email.

5. Party B understands and confirms that for bidding data promotion, the Cash Balance (if any) in the accounts of Party B and its agent clients will be preferentially consumed even if Party B adopts the non-prepaid payment method. After the Cash Balance is consumed out, Party B shall pay the data promotion service fees to Party A according to the above payment term. For non-bidding data promotion, Party B shall pay Party A the data promotion service fees according to the above clause of payment term.

6. Type of invoice: The items that Party A can issue include promotion fee/advertising release fee/advertising fee, and the types of invoices that Party A can issue for Party B include special VAT invoice/ordinary VAT invoice.

7. Party B shall pay to Party A by bank transfer or other methods displayed in Data Promotion Platform, and Party A does not accept other payment methods. The settlement currency is RMB. Party A’s receiving bank account information is as follows:

Account name: Xiamen Jinri Toutiao Information Technology Co., Ltd.

Bank of deposit: Beijing Fucheng Sub-branch of Shanghai Pudong Development Bank

Bank account number:

8. Upon expiration of the cooperation period of the Agreement, other non-cash amounts in the

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accounts of Party B and its customers other than preferential rights and interests shall not continue to be used for data promotion and consumption. If the non-cash amounts in the accounts of Party B and its customers are still used for data promotion and consumption, Party B agrees and guarantees to pay Party A the data promotion service fees corresponding to the non-cash amounts consumed immediately after being notified by Party A.

9. If Party B adopts the non-prepaid payment method, even if the payment term is not expired, as long as Party A has reasonable reasons to think that Party B is about to lose or has lost the ability to pay or is at risk of late payment, Party A has the right to suspend Party B’s data promotion, immediately log off the content that is being released and require Party B to pay the fees immediately, and at the same time has the right to change Party B’s payment method from “consumption before payment” to “prepayment” or require Party B to pay a certain amount of deposit.

10. Party B authorizes Party A, Party A’s affiliates and the transferee the right to deduct from Party B’s and its affiliates’ prepaid fees, account balances, rebates and incentive amounts, and the relevant amounts generated with Party A or its affiliates in accordance with other agreements the relevant fees that Party B and its affiliates shall pay, return or compensate to Party A, Party A’s affiliates and transferee or to make up for the deposit. At the same time, if Party B or its affiliates use other third-party services and products in the process of using data promotion services and shall pay the agreed fees to the third party, Party B authorizes Party A, Party A’s affiliates and the transferee to directly deduct the relevant fees that Party B and its affiliates shall pay to the third party from the above-mentioned funds.

Article 5 Cooperation Policy

1. Party B confirms that during the cooperation period of the Agreement, Party A has the right to set an assessment cycle and set relevant assessment indicators for Party B’s data promotion within the assessment cycle (subject to further notice by Party A). At the beginning of each assessment cycle, Party A assesses the completion and cumulative completion of Party B’s previous assessment cycle and previous relevant assessment indicators. If any assessment indicator of Party B is not completed, Party A has the right to terminate the Agreement immediately and does not need to bear any liability

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for breach of contract/compensation.

2. During the cooperation period of the Agreement, if Party B applies to Party A for and confirms the data promotion and delivery policy or return policy recognized by Party A through the contact information agreed in the Agreement or through Party B’s account (hereinafter collectively referred to as the “Framework Policy”, including but not limited to policy content, actual policy implementation, security deposit and other related content), the content of the Framework Policy confirmed by Party B in the aforementioned way is the true intention of Party B, and has legal effect and binding force on Party B. If a separate written agreement is signed for the Framework Policy, it shall be implemented in accordance with the written agreement.

Part II General Provisions

Article 1 Users’ Personal Information and Data Protection

1. For the purpose of the Agreement, the parties shall handle the users’ personal information in accordance with relevant laws and regulations. The data provider undertakes that the data it provides to the receiver complies with laws and regulations and has obtained the authorization and consent of the relevant personal information owner, and does not infringe upon the legitimate rights and interests of any third party. The data receiver undertakes to protect the security of personal information in a manner consistent with relevant laws and regulations and by taking necessary measures, and to handle relevant personal information in accordance with laws and regulations, the aforementioned authorization and consent of the personal information owner and provisions of the Agreement.

2. Party A, Party A’s affiliates and each platform shall have the right to view the content and data related to the data promotion and placement of Party B and its agents customers, and to collect information related to the exposure and display of Party B’s promotional content for the purposes of data promotion compliance investigation, violation identification and processing, data promotion analysis and optimization, service provision, problem solving, risk control and internal audit.

3. In order to optimize and provide data promotion services that better meet market demand, Party B authorizes Party A or its affiliates to have the right to migrate the accounts of each platform and/or relevant data in the accounts between platforms, so as to provide and

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optimize data promotion services.

4. For the purpose of verifying and ensuring the quality of services provided by Party B to its customers, Party B authorizes Party A to have the right to provide Party B’s subject identity, operation and information related to data promotion to Party A’s affiliates and each platform for viewing and analysis.

Article 2 Platform Account

1. The accounts registered and opened by Party B and its customers on each platform (including but not limited to data promotion platform accounts and Ocean Engine accounts) are limited to the use of Party B, Party B’s customers and corresponding authorized entities. It is forbidden to donate, borrow, rent, transfer, or sell in any form without the written consent of Party A. In order to protect the security of the login account and password (“login information”) and the legitimate rights and interests of Party B and its customers, if the accounts of Party B and its customers have not been logged in and not used for a certain period of time, Party A has the right to re-verify the login identity of Party B and its customers in accordance with the operation procedures of each platform.

2. Party B shall bear full legal responsibility for the activities and behaviors of logging in, accessing and operating accounts of Party B and its customers (including but not limited to signing/confirming agreements online, configuring and operating accounts, or conducting data promotion, etc.), including but not limited to bear responsibility, pay data promotion service fees, etc. as stipulated in the Agreement.

3. Party B understands and confirms that if Party B or its customers operate their accounts according to the guidelines and rules of various platforms and the agreements confirmed by Party B or its agent clients, including but not limited to authorizing to bind other platform accounts, providing/receiving data, materials, etc., Party B confirms that the aforesaid operations have sufficient authorization and authority, and the platform prompts, instructions, rules and agreements made during operation have full legal effect and binding force for Party B and/or its agent clients, and Party B bears all legal responsibilities for the aforesaid operations. Any disputes arising from the aforesaid operations and related matters shall be handled and resolved by Party B itself with its agent clients or other relevant third parties, and have nothing to do with

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Party A and its affiliates and each platform.

4. Party B and its customers shall properly keep their login information and ensure the security and confidentiality of accounts, and shall not share, resell, rent or lend the login information or related resources in the accounts of Party B and its customers to any third party. Party A only judges whether the logger has account access and use authority based on the login information, and presumes that the person who uses the login information to log in, access and operate the accounts of Party B and its customers is Party B/Party B’s customers or authorized subject of Party B/Party B’s customers. In the event of any improper use or misoperation of any account, including but not limited to login information leakage, embezzlement, or operation page in an unsafe environment by Party B/Party B’s customers or authorized subject of Party B/Party B’s customers after logging, etc., Party B shall bear the corresponding responsibilities and consequences. If Party B learns of any illegal use of Party B/Party B’s customer account, or any security loopholes in Party B/Party B’s customer account, Party B shall immediately notify Party A, and Party B shall bear the losses caused by failure to notify in time.

5. If Party B/Party B’s customers lose or forget the login information, they can apply to change or retrieve the login information according to the complaint channels provided by Party A or each platform. Party B understands and recognizes that when Party A or each platform accepts the application for changing login information or retrieving it, it will verify the information and documents provided in the application form according to the system records, and will not verify or identify whether the applicant is an authorized user of the account

6. Party B understands and agrees that if Party B’s account is closed or Party B’s customer’s account is closed, Party B’s customer’s account will be subject to restrictive measures (including but not limited to release restrictions or disabling) and cannot be used.

7. Upon recission or termination of the Agreement, Party A has the right to close all accounts and account permissions registered and opened by Party B and its customers on the data promotion platform.

Article 3 Preferential Rights and Interests

Party B confirms that the preferential rights and interests in the account of Party B’s customers shall abide by the following rules of use:

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(1) Preferential rights and interests can only be used during the cooperation period and extension period (if any) of the Agreement and under the premise that the accounts of Party B and its customers can be operated normally. If the account of Party B or its customers is closed or restricted, or Party B/Party B’s customer closes the account by itself, the preferential rights and interests cannot be used or will be cleared;

(2) Preferential rights and interests are non-withdrawable, non-refundable, non-transferable, and non-billing;

(3) Preferential rights and interests shall be used before the expiration of the period displayed on the platform. If the expiration period displayed on the platform is later than the cooperation period and/or extension period (if any), the preferential rights and interests shall be used within the cooperation period and/or extension period (if any). If they are not used within the time limit, they will be deemed to be voluntarily waived by Party B and its customers, and will be emptied when they expire;

(4) Other requirements and restrictions on the use of preferential rights and interests notified or publicized by the data promotion platform;

(5) Data promotion using preferential rights and interests shall be carried out in accordance with the Agreement.

Article 4 Data Promotion Rules, Service Applications, and Submission, Commitment and Review of Promotional Content

1. Data promotion rules

Party B understands and confirms that the data promotion platform will consider establishing and adjusting from time to time different data promotion access, review and violation handling rules based on laws and regulations, platform risk control, business strategy, user rights protection, advertising experience and material quality maintenance, and will review and manage data promotion-related qualifications, content materials, promotion products and performance behaviors on the basis of these rules, and take corresponding disposal measures for Party B, Party B’s customers, and their accounts.

2. Application for data promotion services

Based on the requirements of the data promotion rules, Party A and the data promotion platform have the right to decide whether to accept Party B’s application for data promotion. If Party B or

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its customer’s use of data promotion services does not meet the adjusted rules and requirements, Party B shall immediately modify or supplement relevant documents according to the adjusted standards and submit them to Party A and the data promotion platform for review, or immediately stop data promotion services. If Party B or its customers do not immediately stop using service or the modified and supplemented documents are still not satisfied, Party A has the right to refuse to publish or refuse to continue to publish and do not assume any responsibility for the above-mentioned adjusted promotional content and products that Party B and its customers do not meet.

3. Submission and commitment of promotional content

(1) Within the scope agreed in the Agreement, the qualifications and specific content of data promotion are subject to those submitted by Party B or its customer to Party A or uploaded to the data promotion platform and accepted after review by the data promotion platform (The qualifications and content materials submitted or provided by Party B in the Agreement include those submitted or provided by Party B on behalf of customers). In order to use better service content under the Agreement, in addition to submitting independently, Party B or its customer can also initiate an application through platform rules or guidelines, and use the relevant qualifications submitted by Party B’s customer in Party A or Party A’s affiliates for Party A and data promotion platform to review.

(2) According to the way of data promotion, Party B shall submit content materials and qualifications in advance according to the specifications and size of the data promotion platform before data promotion. If Party B wants to change the content or qualifications of data promotion, it shall also submit the changed content materials and qualifications in advance according to the requirements of the data promotion platform, otherwise Party B shall still pay the corresponding data promotion service fees in accordance with the Agreement and bear the consequences of failure to change the content materials or qualifications in time.

(3) The data promotion-related qualifications and content materials submitted by Party B must be true and legal, must not be falsified, must not deceive or mislead consumers, must not violate laws, regulations, rules and codes and public ethics, must not be suspected of or constitute unfair competition, and must not infringe on the legitimate interests of any third

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party (including but not limited to infringement of other people’s copyrights, trademark rights, patent rights and other intellectual property rights, infringement of other people’s personal rights or other legitimate rights and interests, etc.), and shall comply with relevant laws, regulations and rules and codes and have legal rights or full authorization, otherwise Party A has the right to refuse to publish, immediately lay off the content materials being released and require Party B to bear the corresponding responsibilities stipulated in the Agreement.

(4) Party B guarantees that it will not randomly add application download links, download buttons, download QR codes and other operation entrances to guide users to download applications in the content materials. If it is necessary to add an application download link or other operation entry that guides users to download, Party B shall obtain confirmation from Party A in advance and upload relevant application information through the application management center or platform designated by Party A, and add the download link in the way permitted by Party A or the data promotion platform, and expressly indicate to the user the six elements of information (application name, version information, developer and operator name, permission list, privacy policy, product function). Party B guarantees that there is no inconsistency between the content materials and relevant application information, or other misleading or inducing users to download. Otherwise, Party A has the right to refuse the data promotion needs of Party B, immediately lay off the content materials being released and require Party B to bear the corresponding responsibilities stipulated in the Agreement.

(5) If Party B uses the live broadcast attraction function for data promotion, Party B guarantees that the promotional content and live broadcast content are original or have been legally and fully authorized (including sub-authorization and the scope of authorization covers all promotion scenarios agreed in the Agreement), Party A, Party A’s affiliates and each platform do not need to obtain any third-party authorization for editing, processing, displaying, promoting, using and creative optimization of the promotional content and live broadcast content, otherwise Party A has the right to refuse Party B’s data promotion needs, immediately lay off the content materials being released and require Party B to bear the corresponding responsibilities stipulated in the Agreement. Party B and its customers shall not use or tamper with the promotional content adjusted by the creative optimization

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function outside the scope of the purpose agreed in the Agreement.

(6) Party B shall fulfill reasonable and necessary prudential security obligations to ensure the legality and security of the content it promotes, and ensure that it will not provide any content materials containing malware, spyware or any other malicious code in data promotion, and there will be no violation or circumvention of any laws, regulations, rules and regulations, national standards and platform rules.

4. Promotional content and qualification review

(1) Party B shall use the duty of high care that professionals can fulfill to review the promotional content and qualifications to be released by itself, so as to avoid any violations of laws and regulations as much as possible.

(2) Party A will review the promotional content and qualifications submitted by Party B in accordance with relevant laws, regulations and rules and codes, as well as data promotion rules. Party B understands and confirms that: 1) the data promotion rules and review results are time-sensitive, and the review results of the same promotion qualification and content may be different in different periods; 2) In order to ensure the overall compliance of the promotional content, Party A and the data promotion platform have the right to review the promotional content before and during the data promotion period, and take offline measures and corresponding restrictive measures for the promotional content and behaviors that violate laws, regulations and platform rules .

(3) Party A’s review and final delivery do not reduce Party B’s responsibility to guarantee the authenticity and legality of the promotional content, relevant qualifications, promotion products, promotion behaviors, and performance behaviors. Party B shall bear all legal responsibilities for any controversies, appeals, and disputes arising from Party B’s promotional content, promotion products, promotion behaviors, and performance. If Party A and its affiliates suffer any losses (including but not limited to any third-party claims, advance compensation, or state agency penalties, etc.), Party B shall fully compensate Party A and its affiliates for all losses suffered as a result. At that time, Party B shall not refuse to bear the liability for compensation in accordance with the Agreement because the promotional content, relevant qualifications, etc. have been reviewed, released by Party A or the data promotion platform, or provided by other third parties.

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(4) Regardless of whether it is within the scope of review responsibility of Party A or the data promotion platform, once Party A discovers that Party B and its customers, including but not limited to their content materials, promotion products, data promotion behavior, performance behavior, promotion association with Party B or Authorized cooperation accounts, relevant personnel of Party B and its customers (including but not limited to operators, executives, spokespersons), and use of relevant functions and services of the data promotion platform, etc.: 1) are offline or in other restricted states; or 2) violate relevant laws and regulations and platform rules or are likely to lead to violations of laws and regulations, or hinder the order of the platform or infringe on the rights and interests of consumers or third parties, or seriously violate social public order and good customs; or 3) have illegal, negative events or other improper acts being reported or investigated by competent authorities, Party A has the right to immediately suspend the delivery and take corresponding restrictive measures, and at the same time has the right to require Party B to compensate Party A and its affiliates for all losses; Party A reserves the right to unilaterally terminate the Agreement according to the seriousness of the foregoing circumstances.

(5) If, due to the reasons of Party B or its customers, including but not limited to content materials, promotional products, data promotion behaviors, performance behaviors, accounts related to or authorized cooperation with Party B’s promotion, personnel related to Party B and its customers (including but not limited to operators, senior management personnel, spokespersons), and the use of data promotion platform related functions and services, Party A receives investigations from competent authorities or complaints from third parties, or Party B or its customers complain to other third parties, Party B agrees that Party A will provide Party B’s information in cooperation under the Agreement, including but not limited to company entity information, data promotion information, etc., to competent authorities or third parties. At the same time, Party B shall cooperate to resolve the above-mentioned investigations, complaints, and disputes. If a third party complains that Party B, Party B’s customer and Party B’s promotional content infringe its legal rights, Party B shall provide counter-notice and preliminary evidence as required by Party A to prove that it does not constitute infringement, and Party A has the right to provide the relevant qualifications and other supporting documents provided by Party B. If Party B refuses to provide or provides

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insufficient evidence to prove that it does not constitute infringement, Party A has the right to terminate the Agreement or suspend the release and require Party B to pay 20% of the corresponding data promotion service fees or 30,000 yuan (whichever is higher) liquidated damages. If the liquidated damages are not sufficient to make up for the losses of Party A and its affiliates, Party B shall continue to compensate.

Article 5 Data Statistics

1. Party A and Party B confirm that all data under the Agreement (including but not limited to data promotion information, release time, page views, and clicks, etc.) shall be counted by Party A and used as the basis for settlement. Party A guarantees that the statistical data are objective and true. During the cooperation period of the Agreement, every data promotion period is a cycle. If Party B has any objection to Party A’s performance (including data promotion), it shall clearly submit it to Party A in written form (valid in the form of e-mail, accompanied by corresponding materials, such as webpage copying, etc.) within 5 natural days after the end of the data promotion period. If Party B fails to raise an objection in the written form within the above time limit, it shall be deemed that Party B has no objection to the data promotion, implementation and corresponding expenses.

2. Party B shall only monitor and make statistics on the data promotion services supported by Party A and the data promotion types and resources opened by Party A in accordance with the Agreement and the Order/Scheduling Agreement. Party B and the third-party statistical agency entrusted by Party B in compliance with provisions hereof shall keep strictly confidential the information acquired during data statistics and monitoring, undertake to take necessary management measures and technical means no lower than the general level of the industry to protect the information and data security, and shall not use the information acquired for any purposes other than those agreed herein.

3. In case of non-bidding data promotion:

(1) With the consent of Party A, Party B may choose to entrust a third-party statistical agency notified by Party A or data promotion platform to conduct data statistics.

(2) Based on the data issued by Party A, if the difference between the statistical data of the third-party statistical agency entrusted by Party B and the data of Party A does not exceed 10% (inclusive), the data of the third-party statistical agency shall prevail; if it exceeds 10%,

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Party A and Party B shall review the data together with the third-party statistical agency and correct the error according to the facts. If it is confirmed that Party A’s data is wrong, the data of the third-party statistical agency shall prevail; if not, Party A’s data shall prevail. If no agreement can be reached, the dispute settlement method agreed herein shall apply.

(3) Party A and the data promotion platform have the right to unilaterally adjust, reduce or change the third-party statistical agency and will notify Party B in advance. Only when Party B entrusts the relevant third-party statistical agency in accordance with the latest notice, the error of the non-bidding data promotion data shall be subject to the provisions of the preceding clause. If Party B chooses other third-party statistical agencies other than the third-party statistical agencies stipulated in the Agreement (subject to the latest notice) for monitoring and statistics, the statistical data will be invalid unless Party A agrees in writing.

(4) In the above-mentioned data review, the parties confirm that they do not recognize and support the settlement and investigation rules of “synchronous click monitoring”, “frequency”, “TA%” and “ivt” data of third-party statistical agency, and the rules of Party A shall prevail.

(5) If Party A agrees that Party B builds its own monitoring link to conduct data statistics for non-bidding data promotion, Party B confirms that all data under the Agreement are subject to Party A’s statistical data.

4. In case of bidding data promotion, Party B may choose to entrust a third-party statistical agency or build its own monitoring link to conduct data statistics with the consent of Party A, but all data hereunder shall be subject to Party A’s statistical data.

Article 6 Liability for breach of contract

1. Party B shall pay Party A the data promotion service fees (including security deposit, if any) according to the time and amount agreed in the Agreement. If Party B fails to pay the fees in full and on time as agreed, every day it is overdue, it shall pay a late fee at 3 ‰ of the total amount of outstanding fees until the arrears are paid; From the overdue day, Party A has the right to partially or completely suspend Party B’s data promotion needs, and immediately lay off the content materials that are being released, without assuming any responsibility. If Party B fails to pay the data promotion service fees in full within 15 days overdue, Party A has the right to terminate Party B’s data promotion without assuming any responsibility.

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2. If Party B commits any of the following breaches, Party B shall still pay the corresponding data promotion service fees in full in accordance with the agreement, and Party A has the right to immediately lay off the materials that are being released, take corresponding restrictive measures, and unilaterally terminate the Agreement, and at the same time require Party B to compensate Party A and/or Party A’s affiliates for all losses caused by this:

(1) Failure to pay the data promotion service fees in full within 15 days overdue without justifiable reasons;

(2) Violation of confidentiality requirements of the Agreement and/or the users’ personal information and data protection requirements, transferring, copying, disseminating, transferring, licensing or disclosing in any way, allowing, providing others to use the trade secrets, software, data and other information of Party A and/or various platforms, or engaging in any commercial or business activities;

(3) Party B and its customers, as well as their content materials, promotion products, data promotion behavior, performance behavior, promotion association with Party B or Authorized cooperation accounts, relevant personnel of Party B and its customers (including but not limited to operators, executives, spokespersons), and the use of data promotion platform-related functions and services, etc., are offline or restricted, violate relevant laws and regulations and platform rules, or will likely lead to violations of laws and regulations, or hinder platform order or infringe on consumers or third parties, or have serious violations of social order and good customs, or have illegal, negative events or other improper behaviors reported and investigated by competent authorities;

(4) After Party B’s link is reviewed or promoted online, Party B modifies the page or program content pointed to by the link, sets up website jumps, sets malicious codes, sets up viruses, maliciously uses self-seizure and suspension to release illegal content, technical confrontation, etc. to display content that violates current laws, regulations, rules and codes, and platform rules;

(5) Party B fails to add a download link in accordance with the method stipulated in the Agreement, or the added download link does not expressly indicate the six-element information to the user, or there are inconsistencies between the content material and the relevant application information, or other misleading or inducing users to download; or

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without the confirmation of Party A, Party B changes the content materials on its own, including but not limited to changing the ordinary products originally promoted to products that require special business qualifications to operate, adding or changing download links and other content;

(6) Party B conducts data promotion beyond the agency scope and agency period agreed in the Agreement;

(7) Party B and/or Party B’s affiliates conduct agency or other activities in the name of Party A, Party A’s affiliates or various platforms beyond or without the authorization of Party A and its affiliates;

(8) Party B or its customers provide any content materials containing malware, spyware or any other malicious code in data promotion, infringing on the legitimate rights and interests of Party A, Party A’s affiliates and/or users;

(9) Party B develops subordinate agents;

(10) A written contract shall be signed between Party B and its customer. Party B has not reviewed the legality and authenticity of the subject qualifications, content materials, etc. submitted by its customer. In the event that Party A notifies Party B, Party B fails to provide Party A with the cooperation contract signed with its customers;

(11) Party B has or may have any of the following circumstances:

1) Suspension of business, suspension of production, closure of business, rectification, reorganization, deadlock, liquidation, takeover or trusteeship, dissolution, revocation or cancellation of business license or bankruptcy;

2) Party B’s financial condition deteriorates, serious difficulties arise in operation, or events or circumstances that have a material adverse impact on its normal operation and financial condition occur;

3) Party B or its controlling shareholder or legal representative is involved in major litigation, arbitration, dispute, claim or other legal proceedings, or major assets are seized, sealed up, frozen, enforced or other measures with the same effect are taken, resulting in material adverse effects on Party B’s solvency and operating ability;

4) Other circumstances occur to Party B, which, according to Party A’s reasonable judgment, may or have had a material adverse impact on Party B’s ability to perform this contract or do not

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meet Party A’s requirements for agents.

(12) Other serious breaches of contract and violations make it meaningless for Party A to perform the Agreement.

3. If Party B fails to prove that it has fulfilled the review obligations stipulated in the Agreement, and the content materials uploaded/submitted or already released, or its promotional products, data promotion behavior, or performance behavior: 1) infringes on the legitimate rights of third parties; Or 2) There is evidence to prove a significant suspicion of the aforementioned infringement; Or 3) If, due to its content materials or promotional products, promotional activities, performance behaviors, etc., Party A has received genuine and reasonable complaints (including but not limited to third-party complaints, letters, media reports, etc. accusing Party A/Party A’s affiliates of infringement, filing lawsuits against Party A/Party A’s affiliates, reporting to relevant regulatory authorities, etc.); In the event of any of the aforementioned situations, Party A has the right to terminate the Agreement or suspend advertising, take restrictive measures, and require Party B to pay liquidated damages at 20% of corresponding data promotion fees for the content material/product or 30,000 yuan (whichever is higher). If the penalty is not sufficient to compensate for the losses of Party A and its affiliates, Party B shall further compensate; If the infringement or illegal behavior of Party B results in Party A/Party A’s affiliates compensating any third party or being punished by national authorities, Party B shall also fully compensate Party A and Party A’s affiliates for the losses suffered as a result.

4. During the cooperation period of the Agreement, if Party B cancels the effective order and the Data Promotion Schedule, it shall notify Party A in writing 30 days in advance and obtain written confirmation from Party A; If Party B fails to cancel in accordance with the aforementioned agreement, it will be deemed as Party B’s breach of contract (if Party B shall pay the data promotion service fees before the data promotion but fails to pay, it will be deemed as Party B’s breach of contract to cancel the order). If Party B breaches the contract, Party B shall pay Party A the promotion service fees corresponding to the actual resources input and inventory locked by Party A, and corresponding resources reserved by it. Party B shall also pay Party A liquidated damages at 30% of promotion service fees agreed in the corresponding order and Data Promotion Schedule or

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100,000 yuan (whichever is higher). If the above liquidated damages are not enough to make up for the losses of Party A, Party B shall fully compensate Party A for all the losses suffered therefrom.

5. Unless otherwise explicitly agreed in the Agreement, the data promotion resources under the Agreement can only be used to promote the corporate image, brand, products, or services of the customers (i.e. the actual providers of the promoted products or services) specified in the orders signed by the parties, the Data Promotion Schedule, and other documents. Without the prior written consent of Party A, Party B shall not resell, transfer, or use the data promotion resources under the Agreement in any other way to promote any other customers. Otherwise, Party A has the right to immediately stop publishing or refuse to publish the data promotion content, and Party B shall pay Party A liquidated damages at 20% of the publication price of the data promotion resources used for breach of contract within 5 working days from the date of written notice from Party A. At the same time, Party A has the right to terminate the Agreement in advance. If the above liquidated damages are not enough to make up for Party A’s losses, Party B shall continue to make full compensation.

6. Party B confirms that the platform rules, specifications, notices, etc. on data promotion services under the Agreement are publicized and published through the Ocean Advertising Rules Center (https://ad.oceanengine.com/support/content/root?graph Id = 514 & pageId = 297 & timestamp = 1695727420653), which are an integral part of the Agreement; Party B shall strictly abide by laws and regulations, agreements and platform rules in the process of data promotion, otherwise Party A has the right to take restrictive measures, conduct illegal disposal and/or require Party B to bear corresponding responsibilities in accordance with the agreements and platform rules. Party B shall bear the consequences and losses.

7. If Party B violates the provisions of the Management Specifications for Ocean Engine Agents issued by Party A or the data promotion platform (if the name of this specification changes, the notice from the platform shall prevail at that time), Party A and the data promotion platform have the right to follow the latest and effective Management Specifications for Ocean Engine Agents and take corresponding measures for the accounts of Party B and its customers and/or require Party B to bear

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corresponding responsibilities. The resulting disputes, consequences, and losses between Party B and its customers shall be resolved and borne by Party B.

8. If Party A suspends all or part of the data promotion cooperation with Party B or terminates the Agreement due to Party B’s violation of the Agreement, Party B understands and confirms that Party A and its affiliates have the right to suspend or cancel other cooperation with Party B and Party B’s affiliates, including but not limited to Ocean Engine Qianchuan and Ocean Engine Benditui data promotion cooperation and Ocean Engine Xingtu cooperation.

9. If Party B violates the provisions of the Agreement, in addition to the liability for breach of contract stipulated in the Agreement, Party B shall also compensate Party A and/or Party A’s affiliates for the rights protection expenses incurred in realizing their rights, including but not limited to investigation fees, travel expenses, lawyer fees, litigation costs, preservation fees and preservation guarantee fees (or preservation insurance premiums), etc. Party A has the right to directly deduct the data promotion service fees, penalty fees, late fees, compensation fees, and rights protection fees that Party B should pay from the advance payment, deposit, account balance (including cash balance, rebate amount, etc.) of Party B and its customers, rebate and incentive amount of Party B, as well as the settlement fees, balance, deposit, rebate and incentive amount generated by Party B and Party A and/or its affiliates in accordance with other relevant agreements. Party B shall continue to compensate for the shortfall.

10. If Party A delays, interrupts or terminates the data promotion service without justifiable reasons, it shall explain the reasons in writing to Party B. If the agreed data promotion is not launched or is mistakenly launched at the agreed time due to the fault of Party A, Party A shall provide resource compensation for Party B’s data promotion in accordance with the principles of “making up one for one error” and “making up one for one omission”. That is to say, Party A shall only provide equal value resource compensation to Party B for the erroneous or omitted parts in accordance with the above principles, and Party A shall not be liable for any other responsibilities.

11. If Party A has any of the following breaches, Party B has the right to unilaterally terminate the Agreement:

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(1) Fail to provide data promotion services as agreed within 30 days overdue without justifiable reasons;

(2) Violate the confidentiality requirements of the Agreement;

(3) Other serious breaches make Party B’s performance of the Agreement meaningless.

12. Limitation of liability: If Party A violates the obligations stipulated in the Agreement and causes actual losses to Party B, it shall compensate Party B for the direct calculable actual losses, but the maximum amount of liquidated damages and/or compensation paid by Party A shall not exceed 20% of the total amount of the order or data promotion plan involved in the breach of contract.

Article 7 Exemption Clauses and Special Agreements

1. Exemption clauses:

(1) Based on the consideration of the overall interests of the market and business needs, and in order to provide better data promotion services, due to laws and regulations, traffic network platform requirements, changes in data promotion rules and platform rules, Party A’s adjustment, improvement of user experience, optimization of advertising quality, standardize the transaction of goods or services after advertising and promotion conversion, protect the legitimate rights and interests of users, changes in national policies and market environment, etc., the data promotion services, service content, service methods, product functions, layout, page design, etc. under the Agreement are all reasonable changes. If the data promotion services under the Agreement cannot be provided in whole or in part due to the above adjustments, changes or downlines, Party A shall not be liable for breach of contract.

(2) When promoting specific forms of data, whether the promotion can be carried out may be affected by the requirements of the traffic network platform and the account status of the cooperative traffic network platform. If the data promotion services under the Agreement cannot be provided in whole or in part as agreed or cannot continue to be provided as a result, Party A shall not be liable for breach of contract.

(3) In order to ensure the normal operation of each platform, if necessary, Party A and its affiliates need to shut down the website and platform for maintenance on a regular or irregular basis. If the services under the Agreement cannot be provided as agreed due

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to such circumstances, Party A will not be liable for breach of contract.

(4) In the event of situations including but not limited to requests from authorized authorities, social public events, media coverage, or major time points, Party A has the right to adjust, suspend, or terminate the data promotion services under this agreement at the corresponding time points without assuming any breach of contract liability.

(5) If Party A is unable to provide data promotion services as agreed due to the above four situations, Party A shall provide data promotion services for the affected part on terms not lower than the original agreement between the parties after the affected situation ends. If Party A cannot publish or provide services based on the actual situation, the parties will settle the service fees according to the actual data promotion situation.

(6) After Party A provides data promotion services as agreed in the Agreement, due to the setting or operation of network terminal equipment, customer applications, websites, small programs, etc. by network end users such as computers and mobile phones, the promotional content of Party B cannot be displayed on the user’s network terminal or the data promotion service does not conform to the agreement due to the software and hardware equipment, network configuration and other reasons provided by Party B/the customer on behalf of Party B, it does not constitute a breach of contract by Party A, and Party A shall not bear any responsibility.

2. Party B understands and agrees that in order to optimize customer experience, the data promotion platform will continue to explore and provide differentiated product solutions to customers with different delivery experiences, and the actual product functions that Party B can use are subject to the page display. At the same time, the data promotion platform may provide estimated data services on some product pages, but such estimated data does not constitute any suggestion or commitment by Party A and the data promotion platform; The accuracy of such data is limited by the level that can be achieved by the existing technology and conditions, product conditions, Party B’s operations and changes in the external competitive environment, and is for Party B’s reference only. Party B is still obliged to make decisions based on its own business judgment, and bear the consequences, responsibilities and risks of decision-making.

3. Party A, Party A’s affiliates and each platform may cite Party B’s promotional content as

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data promotion cases to display or participate in awards for the sake of building an excellent case creative library, disseminating excellent cases and operational needs. In this case, it does not constitute a breach of contract by Party A, and Party A shall not assume any responsibility.

4. Party A and the data promotion platform may provide or display content, reference cases, etc. related to promotion content design, copywriting, advertising strategies, product selection, etc. to Party B, or aggregate high-quality creative materials through product functions for Party B’s reference (hereinafter collectively referred to as “reference content”). Party B understands and confirms that the intellectual property rights of the reference content belong to Party A or its original obligee, and Party B will not use it in any way that infringes the rights and interests of Party A or third parties. The above reference content is for Party B’s reference only, and is not regarded or shall not be understood as any license, authorization, promise and guarantee made by Party A and the data promotion platform for all or part of the reference content. Party B shall decide whether to rely on the reference content according to its own situation. Party B shall ensure that the behavior of relying on and using the reference content is legal and compliant, and shall bear the corresponding legal consequences by itself.

5. Party A and each platform have the right to review Party B’s promotional content, promotion products, data promotion behavior, performance behavior, relevant personnel of Party B and its customers (including but not limited to operators, executives, spokespersons), as well as the information published by Party B and its customers on each platform. If Party A and each platform discover or suspect any problems or (potential) risks with the aforementioned matters, entities and behaviors related to or related to the aforementioned matters, they have the right to send inquiries, request corrections to Party B and its customers, or delete information, suspend permissions, take restrictive measures, suspend/stop the services of the Agreement, and have the right to handle Party B and its customers in accordance with the platform rules (subject to platform rules). At the same time, Party A reserves the right to further pursue the relevant responsibilities of Party B and its customers.

6. Special agreement on programmatic PMP advertising: If Party A and Party B carry out

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programmatic PMP advertising cooperation, they shall also abide by the provisions of Annex IV Procedural PMP Advertising Cooperation Terms.

Article 8 Anti-commercial Bribery

In order to protect the legitimate rights and interests of the parties, ensure that the business transactions between the parties conform to the principles of integrity and fair trade, focus on establishing a long-term friendly business partnership between the parties, and promote the sound development of the relationship between the parties, after friendly consultation between the parties, the following terms have been reached:

1. Commercial bribery referred to in this article refers to the fact that in the cooperation between the parties, Party B or its employees give, promise, induce, request or accept all material and spiritual direct or indirect improper benefits to or from any person, including but not limited to Party A’s employees, or influence and/or attempt to influence any person’s behavior or decision in his or her position, or improper acquisition and retention of business.

2. Party B or its employees shall not provide, give, promise, induce, demand or accept (gift or non fair value) any direct or indirect benefits outside the scope of cooperation business to Party A’s employee, affiliated person or any third party in the name of Party B or individuals, including but not limited to: explicit discounts, hidden discounts, cash, shopping cards, physical objects, securities, tourism, shares, dividends, gifts, entertainment tickets, special discounts or samples, travel, catering, entertainment, cooperation business derivative benefits or other material and non-material benefits paid by Party B.

3. Conflicts of interest mentioned in the Agreement: including but not limited to (1) Party B or its employees shall not provide any form of borrowing to Party A’s employees and their affiliates; (2) If Party B’s shareholders, supervisors, managers, senior managers, cooperation project leaders and project members are employees of Party A or its affiliates, Party A shall be truthfully and comprehensively informed in writing before cooperation and voluntarily recuse; (3) In the course of cooperation, Party B or its employees shall not allow Party A’s employees and their spouses to hold or hold the equity of Party B by a third party on behalf of Party B (except for shares held through public stock exchanges with less than 0.1% of the outstanding equity, through direct or indirect holding of funds without actual control, or through trusts whose beneficiaries are not themselves or related personnel). Party B is

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obliged to disclose to Party A any conflicts of interest that exist or may exist in a timely manner, and cooperate with Party A to take measures to eliminate the possible impact on the cooperation between the parties.

4. Before employing subcontractors or other representatives, Party B shall conduct due diligence on its own to ensure that the other party is a legal and qualified enterprise to perform services. All agreements between Party B and any third party, including but not limited to a subcontractor (whether such subcontractor is of Party B’s own choice or appointed by Party A), supplier, service provider or other independent third party with which Party B has a cooperative relationship must contain a declaration or warranty by the third party that it will not give, promise or require, accept any improper advantage to any person for the purpose of influencing or attempting to influence the behavior or decision of any person or for the purpose of obtaining or retaining improper business or other advantages for its company. If the above-mentioned third party and its employees violate the corresponding anti-commercial bribery clauses and affect Party A, Party B will be deemed to have violated the agreement, and Party A has the right to require Party B to bear the liability for breach of contract in accordance with the agreement.

5. “Party B’s employees” in the Agreement mean: (1) any director, manager or employee of Party B’s company; (2) any director, officer and employee of any subsidiary or related party of Party B’s company; (3) any direct or indirect shareholder of the company acting in the name of Party B’s company, and/or; and (4) any employee of a direct or indirect shareholder of the company acting in the name of Party B’s company. Party B’s employees guarantee to comply with the provisions of the Agreement and relevant laws and regulations in all transactions and business conducted with Party A in accordance with the contract. Party B shall resist corruption by its employees and/or any third party. If Party B’s employees violate the Agreement, it will be regarded as a violation by Party B, and Party A has the right to require Party B to bear the liability for breach of contract.

6. Party A has the right to consult Party B’s financial records related to the transaction agreed in the contract or entrust a professional third party to collect evidence of violations, including but not limited to reviewing relevant financial account books. Audit and supervise data promotion and implementation documents such as data promotion agreements, orders,

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settlement statements, payments and related documents, monitoring reports, data promotion evaluation reports and other related data promotion and implementation documents signed with Party B, and interview relevant personnel. Party B shall maintain an internal control system to ensure that the financial statements and information are accurate and that all activities and expenses related to the contract are reflected in the financial records. Party B shall actively assist and cooperate with Party A in the audit review, and shall not refuse to audit, conceal information or provide false information. If Party A requests Party B to provide information during the investigation or audit process, Party B shall actively cooperate and be responsible for the authenticity of the information provided. Within five years after the rescission or termination of the contract, Party B shall keep complete documents of all financial records and information related to the contract, and Party A shall have the right to copy and preserve the aforesaid records or documents.

7. If Party B violates one of the above agreements or Party A has reasonable reasons to believe that Party B has the risk of violating the above agreements, including but not limited to Party B’s refusal to cooperate with audit review, inaccurate financial records, false statements or suspicion of accepting bribes, Party A has the right to unilaterally terminate part or all of the contract with Party B, and the contract will be terminated immediately when Party A sends notice to Party B. Party B shall bear the full liability for breach of contract, and Party B shall pay Party A 30% of the total contract amount involved (if relevant laws and regulations have a higher proportion, such higher proportion shall apply) as liquidated damages. If the aforementioned liquidated damages amount is less than RMB 100,000, RMB 100,000 shall be paid. Party A has the right to deduct the liquidated damages borne by Party B directly from the contract sum. Party B shall indemnify, defend and hold Party A harmless from all losses, damages, claims and fines incurred by Party A. If Party B violates the Agreement, Party A reserves the right to pursue Party B and the person directly responsible for Party B’s civil and/or criminal legal responsibilities.

8. If any violation or attempted violation of the Anti Commercial Bribery Agreement, any laws and regulations related to Anti Commercial Bribery, Anti Corruption, and Anti Corruption, as well as any behavior of Party A’s system, is found in business cooperation, and if Party A’s employees or/or their affiliated personnel engage in illegal or disciplinary activities such

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as bribery, embezzlement, asking for benefits, conflict of interest, fraud, leakage of information, dereliction of duty, abuse of power, etc. that infringe upon the legitimate rights and interests of both parties, Party B may report to Party A. Party A shall keep confidential any whistle-blowing behavior and whistle-blower; And for true and effective reporting behaviors and whistleblowers, after the reported incident is verified to be true, Party A will give the whistleblower a reward of 10,000 to 1 million yuan according to the relevant systems of Party A’s company and the specific circumstances of the reported incident.

9. Party A’s special reporting and complaint channel: https://compliance.bytedance.com/report.

Article 9 Confidentiality and Intellectual Property

1. Any information that one party knows and understands the other party as a result of the conclusion and performance of the Agreement is the exclusive information of the other party. Without the prior written consent of the other party, any proprietary information will be kept confidential by either party and shall not be disclosed to any person or entity. Except for the needs of normal performance of the obligations of the Agreement or otherwise stipulated by national laws and regulations.

2. The parties are responsible for confidentiality of the specific content of the Agreement. Without the prior written consent of the other party, neither party shall disclose the cooperation between the parties and the specific content of the Agreement to any third party.

3. Without the written permission of Party A, Party B and Party B’s affiliates and their related personnel (including but not limited to operators, legal representatives and executives, etc.) shall not use Party A and/or Party A’s affiliates and platforms in their marketing, business cards, documents, websites, external publicity and any other aspects. Otherwise, it will be deemed an infringement. In such case, Party A has the right to suspend or terminate the Agreement and require Party B to take remedial measures (including but not limited to stopping use, offline processing, etc.), announce Party B’s breach of contract and require Party B to compensate Party A and its affiliates for all losses caused by this.

4. Party B confirms that Party A, Party A’s affiliates and each platform have the right to use the business name, trademark, trade name, brand, logo, logo, domain name and website of Party B and its affiliates in marketing, business cards, documents, websites

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and external publicity.

5. Unless otherwise expressly agreed by the parties, the execution and performance of the Agreement shall not result in the transfer of the original intellectual property rights of the parties.

6. The termination, rescission, revocation or invalidity of the Agreement shall not affect the validity and binding force of this clause on the parties.

Article 10 Force Majeure and Change of Circumstances

1. Party A or Party B shall not be liable for breach of contract if part or all of its obligations are delayed or unable to perform due to force majeure or changes in circumstances, but shall take timely measures to reduce losses caused by force majeure or changes in circumstances. Force majeure includes but is not limited to government regulation, national policy adjustments, terrorist attacks, hacker attacks, natural disasters, public emergencies, wars, power outages, technological adjustments in the telecommunications sector, technical failures, and virus intrusions. If part or all of the agreement cannot be performed or is delayed due to the above-mentioned force majeure event, the parties shall not be liable for any breach of contract between themselves.

2. The following matters are changes of circumstances stipulated in the Agreement:

(1) Termination of the server. In the event of the following circumstances, Party A may suspend the provision of data promotion services without notifying Party B.

1) Irresistible situations caused by non-human factors such as maintenance and overhaul of emergency service equipment.

2) Failure of basic telecommunications services.

3) Termination of line service of the platform.

Party A shall notify Party B within 12 hours after the occurrence of the above situation.

(2) The server of Party A/Party A’s affiliates is temporarily unable to operate normally due to an illegal attack, and it cannot be restored to use after Party A/Party A’s affiliates tries its best to repair it.

(3) Other major changes in objective circumstances that have occurred after the establishment of the Agreement that are not foreseeable by the parties at the time of conclusion of the agreement and are not caused by force majeure.

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3. If the force majeure event or change of circumstances lasts for 20 days or accumulatively exceeds 30 days within the validity period of the Agreement, either party has the right to unilaterally terminate the Agreement in advance by written notice.

Article 11 Supplement, Variation and Termination of the Agreement

1. For matters not covered in the Agreement, a written supplementary agreement can be signed after mutual agreement between the parties. The written supplementary agreement sealed by the parties has the same legal effect as the Agreement. If there is any conflict between the supplementary agreement and the Agreement, the supplementary agreement shall prevail.

2. During the implementation period of the Agreement, after Party A notifies Party B in writing one month in advance, Party A has the right to terminate the Agreement and Party A does not need to bear any responsibility.

3. Regardless of whether the Agreement is terminated in advance or not, the parties must complete the financial settlement and clarify their respective responsibilities. Party B shall indemnify Party A for all losses caused by Party B’s termination of the Agreement without authorization.

4. At the expiration of the term of the Agreement, if the parties agree and sign a written agreement, the Agreement may be renewed.

5. If any provision of the Agreement is null and void or unenforceable in whole or in part by reason of a breach of law or government regulation or otherwise, such provision shall be deemed deleted. However, the deletion of this clause shall not affect the legal effect of the Agreement and other provisions.

Article 12 Commitments and Guarantees

1. Party A guarantees that it has the legal qualifications to engage in data promotion and the authority to sign the Agreement. Party B agrees that if Party A’s business scope changes, main business changes or there are other reasonable reasons, without affecting Party B’s rights and obligations, Party A has the right to transfer all of its unfulfilled rights and obligations under the Agreement at any time to Party A’s affiliated company, but Party A shall notify Party B in writing. “Party A’s affiliate(s)” means any enterprise that controls or is controlled by Party A, or is jointly controlled by Party A in the same entity. “Control” means, with respect to any party: directly or indirectly 1) holding more than 50% of such party’s

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equity, shares, registered capital or other types of relevant interests; Or 2) control the party’s management or decision-making by owning more than 50% of the party’s voting rights, or through contractual arrangements or otherwise.

2. Party B guarantees that it has the legal and valid qualification and authority to promote Party B’s products and sign the Agreement. Party B shall sign the Agreement in its own name and directly bear all legal responsibilities regardless of the ownership of Party B’s products.

3. Party B and its employees shall not cause any actual or potential damage or conflict to the interests, goodwill and brand image of Party A, Party A’s employees and Party A’s affiliates, otherwise Party A has the right to terminate the Agreement immediately after notifying Party B in writing, does not need to bear any liability for breach of contract, and Party A has the right to pursue the legal responsibility of Party B and its employees.

4. Without the written permission of Party A, Party B shall not transfer to agent, and shall not develop subordinate agents. Party B shall not rely on its relationship with any third party as a reason for non-performance of the Agreement. Regardless of whether the Agreement is terminated or terminated, the disputes between Party B and its customers shall be resolved by Party B and its customers themselves and shall bear the corresponding responsibilities. If Party B fails to properly resolve the disputes between Party B and its customers, Party A has the right to temporarily withhold Party B’s deposits, prepayments, rebates and incentive amounts, as well as the account balance of Party B and its customers (including cash balances, rebates, etc.), Party A will not directly intervene in disputes between Party B and its customers. If any losses are caused to Party A and its affiliates, Party B shall bear the liability for all losses.

5. During the validity period of the Agreement, if any employee of Party A or Party A’s affiliates becomes a shareholder or senior manager of Party B, Party B promises to notify Party A in writing immediately, otherwise Party A has the right to terminate the Agreement in advance at any time without assuming any responsibility.

6. Party B shall not directly or indirectly induce, require, persuade, or encourage employees of Party A and/or Party A’s affiliates to resign; It is not allowed to establish or attempt to establish with the employees of Party A and/or Party A’s affiliates, including but not limited to employment relationship, business cooperation relationship or any other relationship

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directly or indirectly related to the interests and business of Party A and/or Party A’s affiliates. If Party B violates this clause, Party A has the right to terminate the Agreement immediately, and Party B shall pay Party A 100,000 yuan as liquidated damages. If the liquidated damages are not enough to make up for the losses of Party A and its affiliates, Party B shall continue to compensate.

7. Party B shall maintain a fair competition environment in the market and the unified management system of Party A, and there shall be no vicious competition or other unfair competition between Party B and other agents of Party A.

8. In the process of cooperation between the parties, one party shall ensure the quality of service, and shall not damage the overall market image of the other party, nor shall it engage in other behaviors that damage the interests of the other party.

9. Party B undertakes that if the Agreement is terminated or terminated with Party A without the written consent of Party A, it shall not expressly or imply to others that it has any substantive contact with Party A, or otherwise expressly or imply that it is Party A’s agent or Ocean Engine’s agent.

Article 13 Dispute Settlement

1. The place where the Agreement is signed is Haidian District, Beijing. Any disputes arising from the Agreement shall be resolved through friendly negotiation between the parties. If the negotiation fails, either party has the right to submit the dispute to the People’s Court of Haidian District, Beijing for litigation.

2. The conclusion, performance and interpretation of the Agreement shall be governed by the laws of the People’s Republic of China.

Article 14 Notification and Service

1. Unless otherwise agreed in the agreement, the notices, documents, and materials issued by the parties due to the conclusion and performance of the Agreement (including but not limited to the “Regulations on the Management of Ocean Engine Partners Using Giant Engine and Related Brands, Management Specifications for Ocean Engine Agent, platform rules, Data Promotion Schedule, Data Promotion Order, Data Promotion Settlement Statement, third-party monitoring agency adjustment or change notice, etc., the name of the document may change, subject to the name of the document actually adopted at that time) is an integral

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part of the Agreement and has the same legal effect as the Agreement. The aforementioned notices, documents, and materials can be delivered by mail, email, WeChat, contact number, or platform site letter notification, publicity, and other instant messaging tools recognized by the parties at the address listed on the homepage. If it is delivered by mail, delivery to the postal address shall be deemed to be delivered; If it is sent by e-mail, it shall be deemed to have been delivered within 24 hours from the time of dispatch; If notices, policies, and regulations are sent through the platform, they will be deemed to be delivered and effective when the platform publicizes them, and will be binding on Party B.

2. For disputes arising from the Agreement, the parties confirm that the judiciary may use any or more of the contact information agreed in the Agreement (including but not limited to the contact address listed in the agreement by mail, email or mobile phone SMS) to serve litigation legal documents, and the time of service shall be the first to be served in the above service methods. The parties jointly confirm that the above-mentioned service methods are applicable to all judicial stages, including but not limited to first-instance, second-instance, retrial, execution and supervision procedures. At the same time, the parties guarantee that the delivery address is accurate and valid. If the provided address is inaccurate, or the changed address is not notified in time, so that the legal documents cannot be delivered or are not delivered in time, they shall bear the legal consequences that may arise therefrom.

3. For matters not covered in the Agreement, Party A and Party B can confirm through the email address of the contact person listed on the home page. If one party changes its contact person or contact information, it shall notify the other party in writing 5 working days before the change, and the changing party shall bear all the consequences of failing to notify in time.

4. If either party sends a notice to the other party in various ways, the date on which the other party receives the notice shall be the date of service of the notice.

Article 15 Entry into Force of Agreement

1. The Agreement and the annexes to the Agreement shall take effect on the date of affixing the seals of the parties.

2. The Agreement is made in triplicate, with Party A holding one copy and Party B holding two copies, all of which have equal legal effect.

(No text below)

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Party A: Xiamen Jinri Toutiao Information Technology Co., Ltd.

(Seal of Service Provider)

Date: January 1, 2024

Party B1: Beijing Baosheng Technology Co., Ltd.

(Seal of Customer 1)

Date: January 1, 2024

Party B2: Beijing Baosheng Network Technology Co., Ltd.

(Seal of Customer 2)

Date: January 1, 2024

Annexs:

Annex 1: Data Promotion Order

Annex 2: Data Promotion Settlement Statement

Annex 3: Personal Information Protection Commitment Letter

Annex 4: Procedural PMP Advertising Cooperation Terms

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Annex 1: For style reference only, at that time, it is subject to signature or email confirmation

Data Promotion Order

Agent:
Customer:
Project:
Cycle:
Data promotion service provider:
Sales:	Unit: Yuan

Traffic Network Platform	Site	Type	Promotion Info	Ad size	Rotation	Reserve Rate	Target Info	Sales Type	Spots	Unit	RMB Unit Rate Card	RMB Unit Price After D	RMB Total Rate Card	Dis%	RMB Total Net Cost	Expt. Unit Clicks	Expt. Total Clicks	Expt.CPM	Expt.CPC	Expt.CTR	Whether monitoring is supported	MM/2024
																						Two	Three	Four	Five	Six
																						27	28	29	30	31
												i									No
No
No
Total of advertisement samples
Total Delivery/Replenishment
Total net price
Out-of-pocket amount
VAT
Remark				1、 2、 3、 Matters not mentioned in this order are subject to the publication of the data promotion service party and the data promotion business cooperation agreement signed by the parties.

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Annex 2: For style reference only, and sign according to this style at that time

Data Promotion Settlement Statement

Party A provides data promotion services for Party B according to the cooperation agreement with the contract number (the specific contract name is subject to the actual signed name, hereinafter referred to as the “original agreement”).

Published: 2024/mm/dd-2024/mm/dd

Project summary:

Project number	Project name	Start release time	End release time	Amount
/	/	/	/	/

Total amount of fees (tax included, in figures):/

Total amount of fees (tax included, in words):/

Total VAT amount (in figures):/

Total VAT amount (in words):/

Amount excluding tax (in figures):/

Amount excluding tax (in words):/

Note: VAT amount is subject to the amount shown in the actual invoice, and the total amount including tax remains unchanged.

Party B shall make payment based on the original agreement signed by both parties. The data promotion expenses incurred in this settlement statement shall be paid to the bank account of Party A as agreed in the original agreement. Party B has confirmed the accuracy of the data promotion information, publication time, frequency, amount, etc. related to the project involved in this settlement statement. Party A shall provide Party B with legal and valid invoices of the same amount in accordance with the content agreed by the parties.

Party B’s invoice title:/

This settlement statement has the same legal effect as the original agreement.

Party A:	Party B:
(Seal)	(Seal)
Date: MM/DD/YY	Date: MM/DD/YY

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Annex 3: Personal Information Protection Commitment Letter

Personal Information Protection Commitment Letter

In order to comply with the provisions of relevant laws and regulations on personal information protection, when Party B entrusts Party A to provide data promotion services for its agent customers, the personal information of relevant data subjects will be fully protected. Party A, Party B and the customers represented by Party B may jointly, individually or accept entrustment to process relevant personal information. In the process of processing the aforementioned personal information, Party B and Party B’s agent customers are obliged to abide by the provisions of laws, regulations, rules and national standards related to personal information protection (hereinafter referred to as “data protection requirements”), and perform personal information protection, data security and confidentiality obligations.

“Personal information” under the Commitment Letter refers to: various information related to identified or identifiable natural persons recorded electronically or in other ways, but does not include anonymized information; the “processing” of personal information includes the collection, storage, use, processing, transmission, provision, disclosure, deletion, etc. of personal information.

1. Party B hereby promises and guarantees that it will require its customers to abide by data protection requirements and fulfill obligations such as personal information protection, data security and confidentiality with the following agreements not lower than the Commitment Letter:

1) The processing of personal information by customers shall comply with the provisions of data protection requirements, strictly abide by the principles of legality, legitimacy, necessity and integrity of personal information processing, and only carry out corresponding processing activities within the scope of data promotion cooperation. In the process of processing personal information, customers shall follow the principles of openness and transparency, disclose personal information processing rules to relevant data subjects, and clearly state the purpose, method and scope of processing. The data processing shall have a clear and reasonable purpose, and shall be directly related to the processing purpose and carried out within the minimum range required to achieve the processing purpose. Data processing should be carried out within the scope of authorization of the data subject, in a way that has the least impact on the personal rights and interests of the data subject, and

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should avoid adverse effects on the rights and interests of the data subject due to inaccurate and incomplete personal information. If the relevant personal information is processed beyond the scope of authorization of the data subject, the customer shall separately obtain the authorization and consent of the relevant data subject in accordance with the provisions of the data protection requirements, unless otherwise stipulated in the data protection requirements.

2) If the customer is involved in transmitting personal information to the data promotion platform, the customer must comply with the data protection requirements before transmitting the relevant personal information. If the customer’s affiliates, partners or other third parties are involved in providing customer data to the platform, the customer shall sign an authorization agreement with its affiliates, partners or other third parties to ensure that the data sender has the legal and valid right to send data to the platform, and the platform has the right to receive relevant data. Unless otherwise stipulated in the data protection requirements, the customer has fully informed the data subject of the statutory content stipulated in the data protection requirements, such as the type, processing purpose, and processing method of the personal information involved in the personal information transmitted by the customer and the aforementioned third party to the data promotion platform, and has obtained the authorization and consent of the data subject.

3) If the customer uploads relevant personal information to the data promotion platform and uses the data promotion service, it will not violate the data protection requirements, and will not damage the legitimate rights and interests of Party A, Party A’s affiliates, relevant data subjects or subjects with relevant rights to the data, nor will it exceed the scope that the data subject or the subject with relevant rights to the data has authorized and agreed to the customer and any other relevant parties for the relevant processing matters of the customer.

4) If it is necessary for data promotion service cooperation, and the customer is involved in obtaining relevant personal information from the data promotion platform, the customer will follow the data protection requirements, within the scope of authorization of the data subject, and the security rules/policies set by Party A and the data promotion platform, process relevant personal information within the scope of data promotion cooperation and must strictly ensure the security of relevant personal information. Without the written permission

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of Party A, the customer shall not subcontract the relevant personal information processing activities to any third party for processing. Subject to the provisions of this article, the customer shall be fully responsible for the data processing activities of third parties. After the end of the personal information processing activities stipulated in this article, unless otherwise stipulated by laws and regulations, the customer shall delete the relevant personal information in a timely manner.

5) Unless the written consent of Party A is obtained and strictly limited by the data protection requirements, the scope of authorization of the data subject, and the scope of the purpose of data promotion cooperation, the customer will not share, provide, transfer or publicly disclose relevant personal information to third parties, nor will the customer further process the relevant personal information beyond the scope mentioned above. Subject to the provisions of this article, if it is really necessary to transmit relevant personal information to a third party, the customer undertakes that such processing behavior will not violate the data protection requirements, and will not damage the legitimate rights and interests of Party A, Party A’s affiliates, relevant data subjects or subjects with relevant rights to the data, nor will it exceed the scope that the data subject or the subject with relevant rights to the data has authorized and agreed to the customer and any other relevant parties for the relevant processing matters of the customer. The customer will strictly restrict the processing behavior of the third party and ensure the security of personal information.

6) In the process of data promotion cooperation, customers may use the relevant technical services of Party A or Party A’s affiliates (such as website building services). If the relevant technical services involve the collection or further processing of personal information of users/customers of Party A or Party A’s affiliates on any platform/product or other scenarios of Party A or Party A’s affiliates, the customer shall ensure that the relevant processing behavior fully complies with the provisions of the data protection requirements, including but not limited to: the customer shall provide the relevant data subject with privacy policies or similar documents in accordance with the provisions of the data protection requirements, inform them of the data type, processing purpose, method and other statutory content stipulated in the data protection requirements, and obtain the authorization and consent of the relevant data subject, and at the same time provide the real and effective

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contact information of the customer, so as to facilitate the relevant data subject to exercise the relevant rights under the data protection requirements.

7) Customers will not engage in the following behaviors or activities that violate laws and regulations and violate social good customs through the data promotion services under the Agreement and/or use the processing activities of relevant data:

a) Any act or activity related to obscenity, pornography, gambling, superstition, terror, violence, fraud, etc.

b) Any act or activity related to the expression of discrimination against nationality, race, religion, disability, sickness, etc.

c) Any use of neutral technical analysis services (including analysis reports or other services) provided by Party A or Party A’s affiliates to further create a list of audiences related to the above information or labels, produce any analysis reports or use them to promote customers’ products/services or for other purposes.

8) One of the purposes of Party A’s data promotion services is to provide appropriate advertising and promotion services for the audience, and to provide relevant customers with promotion channels for products/services, rather than improperly digging and intruding on the specific real identity of the relevant audience. Therefore, Party A does not allow to use personal information or label categories (such as names and ID numbers) that reflect the real identity of the audience. At the same time, Party A does not want customers to take advantage of the plight of the audience to obtain further commercial benefits through data promotion services. Therefore, Party A does not allow the use of personal information or label categories related to the personal plight of the data subject to infringe or unfairly treat personal rights. In addition, audiences affected by social prejudice and discrimination may be negatively affected by chain effects in obtaining information and cannot be treated fairly. Therefore, Party A is not allowed to use biased and discriminatory personal information or labels, and based on this use data promotion services for specific categories of products or services based on the above-mentioned personal information or labels.

9) Customers will not violate the provisions of data protection requirements and attempt to obtain relevant personal information in an illegal manner or in a manner that violates the security rules of Party A and the data promotion platform.

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10) In order to comply with the provisions of data protection requirements and for the purpose of protecting the security of relevant personal information, the customer shall take relevant technical measures (such as encryption technology) to ensure the security of personal information during the data transmission and processing, and the customer shall actively cooperate with Party A, processing relevant personal information in a form that meets the data protection requirements.

11) The customer has the necessary organizational management system and technical measures that meet the data protection requirements to ensure the security of personal information. If a personal information security incident occurs or may occur (referring to personal information being leaked, damaged, tampered with, lost, unauthorized access and processing, and the resulting infringement of the relevant rights and interests of the data subject), the customer shall immediately notify Party A in writing and take effective remedial measures as soon as possible. If the above-mentioned personal information security incidents are caused by the customer, the customer shall independently handle the resulting disputes (including but not limited to complaints, administrative penalties, and litigation disputes), so that Party A, Party A’s affiliates and relevant data subjects are immune from infringement and losses, and the customer shall assume full responsibility.

12) If required by Party A/data promotion platform, the customer shall provide Party A with all necessary information in a timely manner to prove that the customer complies with the data protection requirements and processes personal information within the scope agreed in the Agreement and the Commitment Letter and within the scope authorized by the data subject. The aforementioned necessary information includes but is not limited to: the customer’s data security capabilities and the processing of personal information. The information/situation provided by the customer is true and accurate, and there is no falsehood or concealment. Party A has the right to conduct security audits on the customer’s data security and data processing, and the customer will actively cooperate.

13) When the cooperation period of the Agreement expires or the data promotion service cooperation is terminated due to any other reasons, the customer promises to delete or destroy all personal information obtained from Party A/data promotion platform, including original data, backup data, etc., and guarantees that it cannot be restored through technical

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means after deletion.

2. If Party B processes personal information during the cooperation process of the Agreement, Party B understands and recognizes that the relevant obligations stipulated in the Commitment Letter will also apply to Party B, and Party B promises to strictly abide by the requirements of the Commitment Letter.

3. If Party B and/or the customer represented by Party B violates the Commitment Letter, it will be regarded as a serious breach of contract and/or infringement. Party B shall bear joint and several liabilities to Party A with Party B’s customer. Party A has the right to require Party B and/or the customer represented by Party B to compensate Party A, Party A’s affiliates, data subjects or third parties for all losses suffered, and has the right to unilaterally suspend or terminate Party B’s data promotion needs and any cooperation with Party B. Party B shall bear all legal responsibilities, and shall be responsible for eliminating the impact and properly solving it.

4. The Commitment Letter shall not be terminated or invalidated due to the invalidity, suspension or termination of the Agreement or data promotion cooperation.

Party B1: Beijing Baosheng Technology Co., Ltd.

(Seal of Customer 1)

Date: January 1, 2024

Party B2: Beijing Baosheng Network Technology Co., Ltd.

(Seal of Customer 2)

Date: January 1, 2024

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Annex 4: Procedural PMP Advertising Cooperation Terms

Procedural PMP Advertising Cooperation Terms

Party A and Party B carry out procedural PMP advertising cooperation. According to the specific cooperation situation, the following terms apply to procedural PMP advertising:

Article 1 Definition

1. Traffic transaction services: Refer to the services provided by Party A or Party A’s affiliates for traffic suppliers to demanders, which can include but are not limited to traffic access, material release, release monitoring, financial settlement, etc. The system that provides traffic transaction services is referred to as “traffic transaction system” or “traffic transaction service platform”.

2. PMP: Party A provides high-quality advertising space to a limited number of advertisers or advertising operators. The parties agree on transaction content such as unit price and advertising space through offline transactions, and use procedural docking to realize real-time intelligent advertising. The traffic transaction service system that provides this type is referred to as “PMP”, also known as Private Marketplace.

3. Demand-Side Platform: It is an online advertising platform service system that provides advertisers with promotional content delivery and optimization service systems, also known as DSP. Under the Agreement, the Demand-Side Platform is Party B or the DSP designated by Party B that conforms to the Agreement.

4. Supply-Side Platform: Refer to a media service platform that integrates media resources and provides procedural advertising allocation and screening for media owners or managers, also known as SSP. Under the Agreement, the Supply-Side Platform is Party A.

5. Audience: The target group that the promotional content hopes to reach.

6. Account: Refer to the unique digital number (“ACCOUNT ID”) that identifies Party B or the DSP identity designated by Party B when using the service in the traffic transaction system. The account name and password provided by Party B will be associated with the account.

Article 2 Content of Cooperation

1. Party B can only place procedural advertisements on the traffic transaction service platform through the DSP confirmed by Party A in writing or email and that meets Party A’s standards and requirements, and connect with Party A’s traffic transaction

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system in accordance with the technical specifications provided by Party A, Party A will provide traffic transaction services in accordance with the Agreement. Party B confirms that Party A has the right to adjust or reduce the DSP that meets Party A’s standards and requirements and will notify Party B in advance. This article shall not be deemed or constitute any guarantee provided by Party A to the DSP or any liability for its actions.

2. Party A has the right to adjust the pricing rules and fee payment methods of traffic transaction services according to the actual situation, and relevant adjustments should be communicated with Party B in advance. If Party B has any objection, Party A shall actively seek solutions with Party B. If Party B expresses in writing that it does not agree to the adjustment, Party B may choose to terminate the procedural PMP advertising cooperation.

Article 3 Consumption Requirements and Payment Methods for PMP Advertising

1. On the PMP traffic transaction service platform of Party A, for the traffic sent by the platform, Party B has the right to choose whether to return the advertisement of Party B’s customer through the DSP that complies with the Agreement according to the release method. At the same time, each natural month is a settlement cycle for the parties. In each settlement cycle, Party B must ensure that the minimum monthly consumption of its settlement cycle is RMB 100,000. If it is less than one natural month, the minimum consumption is calculated according to one natural month; if Party B fails to meet the minimum consumption standard within a settlement cycle, Party B shall still settle according to the minimum consumption standard agreed in the Agreement. If Party A adjusts the minimum consumption amount, Party B shall be notified in a timely manner. The parties confirm that they will follow the content of Party A’s latest notice.

2. The release methods include but are not limited to BPG (private procedural transaction advertisements with fixed position guarantee and no return), PDB (private procedural transaction advertisements with fixed position guarantee), PD (private procedural transaction advertisements without fixed position guarantee and self-selected volume), etc., among which the release method of BPG and PDB should be settled by the Data Promotion Order

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signed or confirmed by the parties via email; the Data Promotion Order confirmed by the parties under the PD release method is for reference only, and the final settlement is based on the actual consumption amount of Party B.

3. Unit price agreement: The unit price is subject to the current publication price of Party A.

4. Payment method:

(i) For PMP advertising promotion in procedural release, Party B shall pay Party A the data promotion fee according to the following agreed period:

Payment before data promotion (i.e. prepayment): Party B shall pay the promotion service fees to Party A before data promotion. Each natural month is a settlement period. The parties shall timely calculate the promotion service fees incurred in the previous settlement period within each settlement period. Party A shall timely provide Party B with an invoice of the same amount upon receipt of the sealed order or Data Promotion Service Fee Statement issued by Party B.

Article 4 Implementation Terms of Traffic Transaction Service Platform

1. Party B can only release the promotional content of Party B’s customers on Party A’s traffic transaction system, and shall not transfer the promotion resources in the Agreement to publish the promotional content of other platforms/systems.

2. Party B guarantees that Party B and its customers are legally qualified to publish the corresponding promotional content. The relevant goods and services in the promotional content should be legal, comply with relevant national standards and regulations, and have passed the corresponding administrative approval. They are not counterfeit and shoddy products and do not infringe any legitimate rights and interests of third parties. Party B is responsible for reviewing the relevant certification materials that its customers should provide according to law to ensure the legality of the promotional content.

3. Party B ensures that it has obtained the consent of its customers to publish promotional content through Party A’s traffic transaction system, and Party B shall review the government approval and relevant supporting documents required by customers to publish promotional content in accordance with the law.

4. Party B shall review and submit supporting documents related to the promotional content according to the requirements of Party A before launch, including but not limited to

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customer’s real information, trademark right certificate or authorization document, copyright certificate or authorization document, portrait right authorization certificate, approval document number, inspection report and other qualification certification materials to prove the authenticity, legality and validity of its promotional content.

5. Party B guarantees that the qualifications and promotional content comply with all applicable laws, regulations, rules, relevant binding policies and the regulations of Party A and Party A’s affiliates on the promotional content (including but not limited to the Management Specifications for Ocean Engine Data Promotion, Management Specifications for Ocean Engine Agents).

6. Party A will review and spot check the promotional content uploaded by Party B. If it fails to meet the specifications of Party A and Party A’s affiliates, Party A has the right to unilaterally take measures such as refusing to publish, stopping the publication of the promotional content, or suspending account transactions. Party B understands and confirms that Party A and the traffic transaction system have the right to provide the supporting documents and promotional content submitted by Party B to the cooperative platform for review in accordance with laws and regulations.

7. If the address of Party B’s promotion link is infected by a computer virus, Party A has the right to suspend the release of the promotional content, and at the same time notify Party B to carry out anti-virus activity. The promotional content can be resumed only after Party B implements the anti-virus activity for server and Party A confirms the security of promotion link. The suspension of the promotional content release during this period shall not be regarded as a breach of contract by Party A. The loss of the suspension of the promotional content shall be borne by Party B. If Party A does not supplement the release, Party B shall still pay Party A the full service fee in accordance with the contract.

8. In order to protect the rights and interests of Party B, Party A may suspend the provision of traffic transaction services and notify Party B when abnormal activities are found in Party B’s own systems and accounts.

9. Party B guarantees that the uploaded promotional content is consistent with the content of the landing page, and the overall effect will not cause consumers to misunderstand. Within the effective display time of the promotional content, the landing page shall not be changed.

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10. If the promotional content of Party B or the DSP designated by Party B violates the Agreement, Party A and the cooperative platform have the right to refuse to publish or delete it at any time after publication, and set the system not to show all the promotional contents uploaded by Party B or the DSP designated by Party B, even if Party B has successfully bid. At the same time, Party A has the right to require Party B to pay liquidated damages according to the standard of 5,000 yuan for each piece of illegal information, and Party B will pay the liquidated damages separately. If Party A and/or the cooperative platform lose more than 5,000 yuan due to Party B or Party B’s designated DSP information breach of contract, Party B shall make additional compensation within 5 working days.

11. Advertising data statistics: The same as the non-bidding data promotion data statistics in Clause 3, Article 5 of Part II “General Terms” of the Agreement.

Article 5 Rights and Obligations of the Parties

1. Party B shall carry out operations such as recharging, quoting, and uploading promotional information in accordance with the specifications published by the traffic transaction system. Any losses caused by Party B’s improper operation shall be borne by Party B. Improper operation includes but is not limited to failure to follow the instructions and prompts, failure to perform operations in time, disclosing passwords, bypassing security programs, and using malicious computer programs.

2. Party B understands and agrees that Party A and Party A’s affiliates have the right to save Party B’s information on the server of Party A/Party A’s affiliates in accordance with the law (including but not limited to the information release location selected by Party B, the information content released by Party B, etc.).

3. Party B confirms and agrees that Party A will not make any express or implied commitments to the audience visits, promotion effects, business performance, etc. that Party B can obtain by using traffic transaction services.

4. If Party B violates any guarantee or commitment of the Agreement, once Party A/cooperative platform discovers, Internet audiences file complaints against Party B, or relevant management departments investigate, in addition to handling as agreed herein, Party A has the right to unilaterally terminate Party B’s services without any responsibility.

5. Party B shall provide Party A with the true and accurate identity, address, promotion

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qualification and other information of its customers. Party B can enter the above information through the API or traffic transaction system provided by Party A or other methods required by Party A for Party A to check from time to time or provide it to cooperative platforms and regulatory authorities. If Party B fails to submit in time or the submitted materials are incomplete or inaccurate, Party A has the right to immediately offline the promotional content being launched and refuse to release all the promotional content of the customer.

6. If Party B modifies the data of its account in Party A’s traffic transaction system, it should apply to Party A and modify it after Party A verifies it.

7. The advertising content published and submitted by Party B on Party A’s traffic transaction service platform must indicate the source of the advertisement.

8. If Party A breaches its obligations stipulated in the Agreement and causes losses to Party B, the maximum amount of compensation shall be the bid price of Party B at the time of bidding (the highest budget limit). If Party B breaches its obligations stipulated in the Agreement and causes losses to Party A, Party A’s affiliates and/or cooperative platforms, and other related third parties, Party B shall bear the liability for compensation for losses and Party A has the right to immediately suspend or terminate cooperation with Party B.

9. When Party B conducts data promotion on Party A’s traffic transaction service platform, it must follow the platform rules (including but not limited to Management Specifications for Ocean Engine Agents, Management Specifications for Ocean Engine Data Promotion, operation specifications, assessment rules). When the platform rules are updated, Party B can be notified through website publicity, email, site notification, etc. If Party B violates Party A’s platform rules during its promotion and advertising, Party A and the traffic transaction service platform have the right to take corresponding restrictive measures on Party B and Party B’s accounts in accordance with the platform rules, require Party B to bear liquidated damages or compensation, or suspend and terminate cooperation with Party B and pursue Party B’s liability for breach of contract.

10. Party B shall not change the promotional content page privately during the release process. Once found, Party B shall be liable for breach of contract. Party B shall bear the liability for liquidated damages of 20,000 yuan for the first violation, 100,000 yuan for the second violation, 500,000 yuan for the third violation, and Party A shall have the right to

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permanently stop cooperation with Party B for the fourth violation. If Party B changes the promotional content page without permission, resulting in the content being investigated by relevant administrative agencies for violations of laws and regulations, Party B shall immediately cooperate with Party A to make a truthful statement about the aforementioned situation, so as to exempt Party A from liability and bear the resulting adverse consequences. If the above-mentioned liquidated damages are not enough to compensate Party A and Party A’s affiliates for losses, Party B shall continue to compensate.

11. Party B and its DSP interface service provider shall not engage in unfair competition by providing any traffic hijacking that includes malicious programs, spyware or any other form of traffic hijacking. If Party B and/or its DSP platform’s traffic hijacking behavior harms the legitimate rights and interests of Party A and/or Party A’s users/customers, Party A has the right to request Party B and its DSP to bear all legal liabilities.

12. Party B shall classify the advertisers and promotional content required by Party A, the traffic service platform and the cooperative platform (Party A, the traffic service platform and the cooperative platform have the right to make adjustments based on various factors such as business needs, market changes, laws, regulations and regulatory requirements, and Party B shall also abide by the adjusted requirements). It promises not to use customers and promotional content prohibited by the cooperative platform for advertising bids on the cooperative platform. Any loss caused to Party A, Party A’s affiliates or cooperative platforms due to violation of the agreement shall be borne by Party B.

13. During the cooperation process between the parties, the traffic transaction system and any information, materials, transaction records, data, etc. provided by Party A are Party A’s commercial secrets and all intellectual property rights belong to Party A. Party B guarantees to delete these information and data in a timely manner; unless otherwise agreed by Party A in writing, Party B shall not use the above information and data in any way other than to achieve the purpose of the Agreement, including but not limited to associating (or mapping), copying, disseminating, processing, analyzing, reusing and publishing, nor shall it be provided to a third party in any way, regardless of whether the above information and data are as a whole, separate fragments, or combined with other information and data.

14. Party B agrees that Party A shall not bear any responsibility under the following circumstances:

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(1) The failure to provide the service is not due to the intention or negligence of Party A or the traffic transaction system; (2) Party B and/or any third party suffers losses due to the intentional or negligent actions of Party B or the DPS Platform; (3) Party B violates the Agreement, or violates other agreements, contracts and/or agreements with Party A, or violates Party A’s delivery and other platform rules.

(No text below)

Party A: Xiamen Jinri Toutiao Information Technology Co., Ltd.

(Seal of Service Provider)

Date: January 1, 2024

Party B1: Beijing Baosheng Technology Co., Ltd.

(Seal of Customer 1)

Date: January 1, 2024

Party B2: Beijing Baosheng Network Technology Co., Ltd.

(Seal of Customer 2)

Date: January 1, 2024

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